CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Counsel and Independent Auditors" and to the use of our reports dated February 9, 2001 for Core Bond Portfolio, Core Value Portfolio, Emerging Leaders Portfolio, Emerging Markets Portfolio, European Equity Portfolio, Founders Discovery Portfolio, Founders Growth Portfolio, Founders International Equity Portfolio, Founders Passport Portfolio, Japan Portfolio, MidCap Stock Portfolio and Technology Growth Portfolio, each a Portfolio of Dreyfus Investment Portfolios, which are incorporated by reference in this Registration Statement (Form N-1A 333-47011) of Dreyfus Investment Portfolios.



                                          ERNST & YOUNG LLP

New York, New York
April 23, 2001